Exhibit 99.1

Execution Copy

ASSET PURCHASE AGREEMENT

by and among

CLICK COMMERCE, INC.,

CWV ACQUISITION CORP.,

and

CHANNELWAVE, INC.

February 2, 2005

i

Section 4.1	Access to Information Concerning Properties and Records
Section 4.2	Name Change
Section 4.3	Commercially Reasonable Efforts
Section 4.4	Notification of Certain Matters
Section 4.5	Public Announcements
Section 4.6	Expenses
Section 4.7	Conduct of the Business of the Seller Pending the Closing Date
Section 4.8	[Reserved]
Section 4.9	Lock-Up Period
Section 4.10	Financial Statements
Section 4.11	NASDAQ Listing
Section 4.12	Allocation of Purchase Price
Section 4.13	Acquisition Proposals
Section 4.14	Registration
Section 4.15	Retention of Employees
Section 4.16	Covenant Not to Employ or Solicit for Employment
Section 4.17	Transition Services
Section 4.18	Collection of Amounts Due
Section 4.19	Mixed Contracts
Section 4.20	Internal Use License
Section 4.21	Covenant Not to Compete

ARTICLE V	CONDITIONS TO CLOSING

Section 5.1	Conditions to Obligations of Each Party
Section 5.2	Additional Conditions to Obligations of the Seller
Section 5.3	Additional Conditions to the Obligations of Parent and Buyer

ARTICLE VI	INDEMNIFICATION

Section 6.1	Survival
Section 6.2	Indemnification
Section 6.3	Indemnification Procedure
Section 6.4	Payment of Claims
Section 6.5	Third Party Claims
Section 6.6	Limitations of Liability
Section 6.7	Indemnification for Taxes

ARTICLE VII	TERMINATION

Section 7.1	Termination
Section 7.2	Effect of Termination

ARTICLE VIII	MISCELLANEOUS

Section 8.1	Fees and Expenses
Section 8.2	Extension; Waiver
Section 8.3	Notices
Section 8.4	Entire Agreement

Section 8.5	Binding Effect; Benefit; Assignment
Section 8.6	Amendment and Modification
Section 8.7	Further Actions
Section 8.8	Headings
Section 8.9	Counterparts
Section 8.10	Applicable Law; Waiver of Jury Trial
Section 8.11	Severability
Section 8.12	Interpretation
Section 8.13	Specific Enforcement

Exhibit A	Assumption Agreement
Exhibit B	Assignment and Bill of Sale
Exhibit C(1)	Form of Buyer’s Opinion
Exhibit C(2)	Form of Seller’s Opinion
Exhibit D	Trademark Assignment
Exhibit E	Copyright Assignment
Schedule 1.1(a)	Computer Equipment
Schedule 1.1(b)	Contracts
Schedule 1.1(c)	Intellectual Property
Schedule 1.1(d)	Licenses
Schedule 1.1(e)	Claims
Schedule 1.1(g)	Telephone Lines
Schedule 1.1(j)	Accounts Receivable
Schedule 4.12	Allocation of Purchase Price
Schedule 4.15	Retention Bonuses
Schedule 4.17(b)	Web Hosting Services
Schedule 4.17(c)	Transition Services
Schedule 4.19	Mixed Contracts

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of February 2, 2005, by and among CHANNELWAVE, INC., a Delaware corporation (the “Seller”), CWV ACQUISITION CORP., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (the “Buyer”), and CLICK COMMERCE, INC., a Delaware corporation (the “Parent”).

RECITALS

WHEREAS, the Boards of Directors of the Parent, Buyer and the Seller have determined that the purchase by Buyer, and the sale by Seller, of certain assets of Seller, as described below and on the terms and conditions set forth in this Agreement (the “Asset Sale”), is advisable and in the best interests of their respective corporations and stockholders and consistent with and in furtherance of their respective business strategies and goals, and consequently have approved the Asset Sale and this Agreement in accordance with the DGCL.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

DEFINITIONS

When used in this Agreement, the following terms have the respective meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Acquired Business” has the meaning set forth in Section 1.1.

“Affiliate” of any Person means any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that for the purposes of this definition, control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble hereof.

“Allowed Delay” has the meaning set forth in Section 4.14(f).

“Asset Sale” has the meaning set forth in the Recitals hereof.

“Assumption Agreement” has the meaning set forth in Section 1.4(c).

“Audited Financial Statements” shall mean the audited consolidated balance sheet of the Seller and its Subsidiaries as of December 31, 2003 and the related audited consolidated statements of income, stockholders’ equity, retained earnings and changes in financial position and cash flows for the twelve month period then ended.

“Balance Sheet Date” has the meaning set forth in Section 2.5(b).

“Bill of Sale” has the meaning set forth in Section 1.6.

“Boston Facility” has the meaning set forth in Section 4.17.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois.

“Cash Consideration” has the meaning set forth in Section 1.4(b).

“Claim Notice” has the meaning set forth in Section 6.3(a).

“Closing” has the meaning set forth in Section 1.8.

“Closing Date” has the meaning set forth in Section 1.8.

“Closing Shares” has the meaning set forth in Section 1.4(a).

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Consideration Shares” has the meaning set forth in Section 1.4(a).

“Contracts” has the meaning set forth in Section 1.1(b).

“Copyright Assignment Agreement” has the meaning set forth in Section 1.6.

“DGCL” means the Delaware General Corporation Law.

“Employee Benefit Plans” has the meaning set forth in Section 2.7(a).

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” means any Law relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic under such Environmental Law.

“ERISA” has the meaning set forth in Section 2.7(a).

“Escrow Fund” has the meaning set forth in Section 1.5.

“Escrow Release Date” has the meaning set forth in Section 1.5.

“Escrowed Shares” has the meaning set forth in Section 1.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” means the Audited Financial Statements and the Stub Unaudited Financial Statements.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Entity” means any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

“Immigration Laws” has the meaning set forth in Section 2.8.

“Indebtedness” means all obligations of the Seller relating to the Acquired Business for borrowed money (including any overdraft), any debenture, bond, note or other similar instrument; any receivable sold or discounted (otherwise than on a non-recourse basis); the purchase price of any asset or service to the extent payable by the Seller or its Subsidiaries after the time of sale or delivery to the Seller or its Subsidiaries, where the deferred payment is arranged as a method of raising finance or paid more than six months after the sale or delivery date; any finance lease, hire purchase, credit sale or conditional sale agreement; or any guarantee of the foregoing types of indebtedness of any Person.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Intellectual Property” has the meaning set forth in Section 1.1(c).

“IRS” means the United States Internal Revenue Service or any successor entity thereof.

“Knowledge” means, when referring to the Seller, the actual knowledge of Rob Hagen, Chris Heidelberger, Peter Emerson, PJ Bellomo, Jan Nugent or Geoffery Van Haeren, and when referring to Parent, the actual knowledge of Michael W. Ferro, Jr., Michael W. Nelson, Justin Dearborn or Nancy Koenig.

“Law” means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process or administrative interpretation thereof and any court or arbitrator’s ruling, order or process.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the Seller or its Subsidiaries are contesting in good faith through appropriate proceedings in a timely manner, in each case for which adequate reserves have been established and shown on the Most Recent Balance Sheet, and (b) liens of landlords, carriers, warehousemen, workmen, repairmen, mechanics, materialmen and similar liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, all of which do not individually or in the aggregate affect the value of the Purchased Assets or interfere with the conduct of the Acquired Business.

“Losses” has the meaning set forth in Section 6.2(a).

“Material Adverse Effect” with respect to any Person, means any event, change, occurrence, effect, violation or circumstance that has had, or is reasonably likely to have, a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereby or thereby on a timely basis or (ii) the assets, business, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, or the Acquired Business or Purchased Assets, as the case may be, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect (a) any changes in laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities that do not disproportionately affect the Person or any of its Subsidiaries, (b) any changes in general economic conditions that do not disproportionately affect the Person or any of its Subsidiaries and (c) any changes in the industry in which the Person operates that do not disproportionately affect the Person or any of its Subsidiaries; provided however, that in determining whether a Material Adverse Effect in respect of the Acquired Business has occurred, the effect of any loss of customers by the Acquired Business as a result of any announcement of the transactions contemplated hereby will not be considered.

“Material Contracts” has the meaning set forth in Section 2.9.

“Mixed Contract” has the meaning set forth in Section 1.1(b).

“Most Recent Balance Sheet Date” has the meaning set forth in Section 2.5(b).

“Multiemployer Plan” means a “multiemployer pension plan” (as defined in Section 400l(a)(3) of ERISA) or subject to Section 302 of ERISA.

“NLRB” has the meaning set forth in Section 2.8.

“Parent” has the meaning set forth in the Preamble hereto.

“Parent Commission Filings” means any forms, reports, schedules, statements, registration statements and other documents filed by Parent or its Subsidiaries pursuant to the federal securities laws and the Commission’s rules and regulations, including those filed after the date hereof.

“Parent Common Stock” means the common stock, par value $0.001 per share, of the Parent.

“Parent Disclosure Letter” has the meaning set forth in the Preamble to Article III.

“Parent Indemnitees” has the meaning set forth in Section 6.2(a).

“Parent Stockholders” means the holders of Parent Common Stock.

“Party” and “Parties” means the Seller, Buyer and Parent, individually or collectively, as the case may be.

“PBGC” means Pension Benefit Guaranty Corporation.

“Permit” has the meaning set forth in Section 2.4(b).

“Permitted Liens” means (i) Liens for taxes not yet due and payable, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (iv) in the case of real property, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere in any material respect with the present use or occupancy of the affected parcel by the Seller (B) have more than an immaterial effect on the value thereof or its use or (C) would impair the ability of such parcel to be sold for its present use.

“Person” means and includes an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

“Pre-Closing Period” has the meaning set forth in Section 2.13(b).

“Professional Fees” has the meaning set forth in Section 8.1.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Registration Statement” has the meaning set forth in Section 4.14(a).

“Retained Employees” has the meaning set forth in Section 4.15.

“Retained Liabilities” has the meaning set forth in Section 1.3.

“Retention Bonuses” has the meaning set forth in Section 4.15.

“Returns” has the meaning set forth in Section 2.13(a).

“Section 4.14 Indemnified Party” has the meaning set forth in Section 4.14(d).

“Section 4.14 Indemnifying Party” has the meaning set forth in Section 4.14(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Disclosure Letter” has the meaning set forth in the Preamble to Article II.

“Seller Indemnitees” has the meaning set forth in Section 6.2(b).

“Seller Stockholders” means the holders of the issued and outstanding capital stock of the Seller.

“Software Subsidiary” means ChannelWave Software, Inc., a Delaware corporation.

“Stock Escrow Fund” has the meaning set forth in Section 1.5.

“Straddle Period” has the meaning set forth in Section 6.7(b).

“Stub Unaudited Financial Statements” has the meaning set forth in Section 2.5(c).

“Subsidiary,” with respect to any Person, means and includes (i) any partnership of which such Person or any of its Subsidiaries is a general partner or (ii) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote fifty percent (50%) or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

“Superior Acquisition Proposal” has the meaning set forth in Section 4.13.

“Taxes” has the meaning set forth in Section 2.13(a).

“Trademark Assignment Agreement” has the meaning set forth in Section 1.6.

“Transaction Documents” means this Agreement, the Assumption Agreement, the Bill of Sale, the Trademark Assignment Agreement and the Copyright Assignment Agreement.

“WARN” has the meaning set forth in Section 2.8.

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1                                      Purchase and Sale.  Subject to all the terms and conditions of this Agreement and for the consideration herein stated, on the Closing Date, Seller agrees to, and agrees to cause its Subsidiaries to, sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller and any such Subsidiary the assets of Seller and of any such Subsidiary relating the Seller’s Partner Relationship Management (“PRM”) System and Service Information System (collectively, the “Acquired Business”), other than the Excluded Assets as described below, (the “Purchased Assets”) including, without limitation:

(a)                                  All items of tangible computer equipment of Seller located in the Boston Facility and utilized by the Retained Employees as of the date hereof and all software and equipment necessary for the operation thereof, including without limitation all such items listed on Schedule 1.1(a) and all such related items acquired by Seller after the date hereof and on or before the Closing Date as approved by Parent, other than to the extent such items are disposed of by Seller prior to the Closing Date without breach of this Agreement;

(b)                                 All rights, benefits and interests of Seller under the contracts, agreements, commitments, understandings, purchase orders, sales orders, documents and instruments relating to the Acquired Business, including without limitation those listed on Schedule 1.1(b) hereto, and under any contracts, agreements, commitments, understandings, purchase orders, sales orders, documents or instruments relating to the Acquired Business entered into between the date hereof and the Closing Date without breach of this Agreement and as approved by the Parent, other than to the extent such items have terminated, expired or been disposed of by Seller prior to the Closing Date without breach of this Agreement (collectively, the “Contracts”), provided that any of the foregoing that provides for one or more licenses and/or services that relate to both the Acquired Business and other products or services of Seller or any of its Subsidiaries (a “Mixed Contract”) is a Contract only to the extent it relates to the Acquired Business;

(c)                                  All right, title and interest to the copyrights, patents, trademarks, tradenames, service marks (including all goodwill associated therewith), including all registrations and app1ications pending therefore, and all domain names and URL’s (including but not limited to www.channelwave.com) of the Seller related to the Acquired Business, including without limitation all such items listed on Schedule 1.1(c) and all related items acquired by Seller or coming into existence after the date hereof and on or before the Closing Date, other than to the extent such items have terminated, expired or been disposed of by Seller prior to the Closing Date in the ordinary course of business without breach of this Agreement (the “Intellectual Property”);

(d)                                 All licenses granted by or to Seller and all other agreements to which Seller is a party to the extent related to any items described in Section 1.1(c) or to other proprietary sights transferred hereby, including without limitation all items listed on Schedule 1.1(d) and all such items granted to or entered into by Seller after the date hereof and on or before the Closing Date, other than to the extent such items have terminated, expired or been disposed of by Seller prior to the Closing Date without breach of this Agreement;

(e)                                  All choses in action, causes of action, counterclaims and rights to set off claims and other similar rights of Seller relating to the Purchased Assets, including without limitation all such items listed on Schedule 1.1(e) and all such items arising or acquired after the date hereof and on or before the Closing Date;

(f)                                    Originals (or copies to the extent Seller is either required by law or permitted by this Agreement to keep originals in its possession) of all operating data and records and accounting related books and records, whether written or electronically recorded relating to the Acquired Business;

(g)                                 All assignable rights, if any, to telephone lines and numbers used in the conduct of the Acquired Business, including without limitation those listed on Schedule 1.1(g);

(h)                                 All customer lists relating to the Acquired Business;

(i)                                     All right, title and interest in and to the name “ChannelWave” and all goodwill and intangible property associated with the Acquired Business; and

(j)                                     All trade and other accounts receivable arising from the Acquired Business and existing as of the Closing Date, including without limitation those set forth on Schedule 1.1(j).

Section 1.2                                      Excluded Assets.  The Purchased Assets shall not include all assets of the Seller or any of its Subsidiaries not related to the Acquired Business or any of the following assets or categories of assets, whether or not related to the Acquired Business (collectively, the “Excluded Assets”):

(a)                                  All cash and bank accounts;

(b)                                 All Tax refunds;

(c)                                  That portion of the Mixed Contracts that is not related to the Acquired Business;

(d)                                 All corporate and accounting related books and records, whether written or electronically recorded, not related to the Acquired Business;

(e)                                  All choses in action, causes of action and other similar rights not related to the Purchased Assets;

(f)                                    All incentive stock option, stock option and stock issuance plans;

(g)                                 The lease of the Boston Facility; and

(h)                                 All rights of Seller under this Agreement, the Bill of Sale, and the Assumption Agreement.

Section 1.3                                      Assumption of Liabilities.  Except for the liabilities and obligations to be assumed by Buyer pursuant to Section 1.4, Buyer will not assume and will not be liable for any liabilities of Seller, known or unknown, contingent or absolute, accrued or other, and the Purchased Assets shall be free of all liabilities, obligations, and Liens other than Permitted Liens.  Without limiting the generality of the foregoing and except as otherwise provided above, Buyer will not be responsible for any of the following (collectively, the “Retained Liabilities”):

(a)                                  liabilities, obligations or debts of Seller, whether fixed, contingent or mixed and whether based on events occurring before or after the Closing, including without limitation those based on tort, contract, statutory or other claims or involving fines or penalties payable to any governmental authority;

(b)                                 liabilities, obligations or debts of Seller for any Taxes;

(c)                                  liabilities or obligations of Seller to employees for salaries, bonuses or health and welfare benefits or with respect to any profit sharing, stock bonus, pension,

retirement, stock purchase, option, bonus or deferred compensation plan or for any other benefits or compensation (including without limitation accrued vacation);

(d)                                 liabilities or obligations of Seller for employee severance payments or arrangements resulting from termination of Seller’s employees;

(e)                                  liabilities or obligations of Seller relating to issuances of securities;

(f)                                    liabilities or obligations of Seller incurred in connection with distributions to shareholders or in connection with the liquidation of Seller;

(g)                                 any obligation of Seller to indemnify any Person (including any Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of Seller or any of its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise); and

(h)                                 liabilities or obligations of Seller under any Environmental Law.

Section 1.4                                      Purchase Price.  The purchase price for the Purchased Assets (the “Purchase Price”) shall be:

(a)                                  225,807 shares of Parent Common Stock, 196,774 of which will be issued and delivered to Seller at Closing (the “Closing Shares”) and 29,033 of which will be issued into escrow by the Parent pursuant to Section 1.5 (the “Escrowed Shares” and, together with the Closing Shares, the “Consideration Shares”), such numbers to be appropriately adjusted in the event of any stock split, stock dividend, combination, or other recapitalization event affecting the Parent Common Stock;

(b)                                 $1,000,000 in cash (the “Cash Consideration”); and

(c)                                  the assumption by Buyer, pursuant to the terms of one or more Assumption Agreement in substantially the form attached hereto as Exhibit A (collectively, the “Assumption Agreement”), of

(i)                                                     all obligations of Seller and its Subsidiaries arising or required to be performed after the Closing under any of the Contracts (but only those portions of the Mixed Contracts that are related to the Acquired Business),

(ii)                                                  all obligations of Seller and its Subsidiaries to remedy any breach of warranty under any Contract that has not been performed as of the Closing, whether or not such breach occurred before Closing; and

(iii)                                               all obligations of Seller and its Subsidiaries arising from events or circumstances occurring, from the passage of time or required to be performed after the Closing under any Contract consented to in writing by Buyer and entered into by Seller or any of its Subsidiaries in the ordinary course of business between the date of this Agreement and the Closing Date without breach of this Agreement, collectively, the “Assumed Liabilities.”

Section 1.5                                      Escrow Fund.  At the Closing, Parent shall retain and not deliver to Seller the Escrowed Shares (including all dividends, distributions or earnings attributable thereto, collectively, the “Escrow Fund”) subject to the terms hereof for the purpose of securing the Sellers’ indemnity obligations under this Agreement. After the Closing, Parent shall act as escrow agent with respect to the Escrow Fund.  Parent shall comply with the procedures pertaining to the  Escrow Fund and any disputes related thereto as set forth in this section and in Article VI below. All voting rights to the Escrowed Shares shall be exercisable by or on behalf of the Seller or its authorized agent.  On the date that is six (6) months after the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter)(the “Escrow Release Date”), Parent will deliver the remaining shares of Parent Common Stock in the Escrow Fund, if any, to the Seller; provided, however, that  subject to and in accordance with the terms of Article VI, Parent shall withhold from delivery of the Escrow Fund the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to the Seller as described above promptly upon resolution of such dispute.

Section 1.6                                      Instruments of Conveyance and Transfer.  The sale, conveyance, assignment, transfer and delivery of the Purchased Assets shall be effected by Seller’s (and any applicable Subsidiary’s) execution and delivery to Buyer, on the Closing Date, of a bill of sale in substantially the form of the Assignment and Bill of Sale attached hereto as Exhibit B (the “Bill of Sale”), a Trademark Assignment Agreement in substantially the form of Exhibit D attached hereto (the “Trademark Assignment Agreement”) and a Copyright Assignment Agreement in substantially the form of Exhibit E attached hereto (the “Copyright Assignment Agreement”), together with such other bills of sale, endorsements, assignments and other instruments of transfer and conveyance, in form and substance sufficient to vest in Buyer all right, title and interest in and to the Purchased Assets, as reasonably requested by Buyer or its counsel.

Section 1.7                                      Further Assurances.  Seller agrees that, at any time and from time to time on and after the Closing Date, it will, upon the request of Buyer and without further consideration, take all steps reasonably necessary to place Buyer in possession and operating control of the Purchased Assets, and Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers or powers of attorney as reasonably required to sell, assign, convey, transfer, grant, assure and confirm to Buyer, or to aid and assist in the collection of or reducing to possession by Buyer of, all of the Purchased Assets, or to vest in Buyer good, valid and marketable title to the Purchased Assets.  Buyer agrees that, at any time and from time to time on and after the Closing Date, it will, upon the request of Seller and without further consideration, take all steps reasonably necessary to confirm its assumption of and obligation to perform any of the Assumed Liabilities.  Buyer further agrees that after the Closing Date it shall provide the

Seller with reasonable access to the books and records transferred to Buyer hereunder necessary for the Seller’s tax, accounting and other corporate purposes.

Section 1.8                                      Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois, at 12:00 p.m. (Chicago time) as promptly as practicable, but no later than two (2) Business Days after the date that all conditions to the Closing are satisfied (other than those conditions that by their terms are to occur at the Closing) or at another date, time and place agreed upon by the parties (the “Closing Date”).  At the Closing, Buyer agrees to (i) pay the Closing Cash to the Seller, payable by wire transfer or delivery of other immediately available funds as directed by the Seller, to the Seller and (ii) deliver certificates representing the Closing Shares to Seller.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter delivered by the Seller to the Buyer (the “Seller Disclosure Letter”) that:

Section 2.1                                      Organization and Qualification; Subsidiaries.  Seller and Software Subsidiary have been duly organized and are validly existing as corporations and are in good standing under the laws of the State of Delaware and have all requisite corporate or other applicable power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted.  The Seller and Software Subsidiary are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by them, or the nature of the businesses conducted by them makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Business.

Section 2.2                                      Authorization and Validity of this Agreement.  The Seller and Software Subsidiary have the requisite corporate power and authority to execute and deliver each of the Transaction Documents to which they are a party, to perform their obligations hereunder and thereunder, as the case may be, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Seller and Software Subsidiary of each of the Transaction Documents, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Seller’s and Software Subsidiary’s Board of Directors, and no other corporate action on the part of the Seller or Software Subsidiary is necessary to authorize the Seller’s or Software Subsidiary’s performance of its obligations hereunder and the consummation of the transactions contemplated hereby.  The Transaction Documents have been duly executed and delivered by the Seller and the Software Subsidiary, as applicable, and constitute valid, legal and binding obligations of the Seller and Software Subsidiary enforceable against the Seller and Software Subsidiary in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

Section 2.3                                      Consents and Approvals; No Violations.  Seller’s and Software Subsidiary’s execution and delivery of the Transaction Documents, as applicable,  and their consummation of the transactions contemplated hereby and thereby do not and shall not (w) violate or conflict with any provision of its Certificate of Incorporation or its By-Laws, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any Governmental Entity applicable to the Seller or by which any of its properties or assets is bound, (y) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the creation of any Lien upon any of the properties or assets of the Seller or any of its Subsidiaries under any contract, other than, in the case of (x), (y) and (z), any such violation, conflict, or other result that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquired Business.

Section 2.4                                      Compliance with Laws

(a)                                  Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Business, the Seller and its Subsidiaries are in compliance with all applicable Laws and have not received notification of any asserted present or past failure to so comply.

(b)                                 The Seller holds all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (each a “Permit”, and collectively, the “Permits”) that are necessary for the operation of the Acquired Business as now conducted, and there has not occurred any suspension, cancellation or default of or under any such Permit, and, to the Seller’s Knowledge, no such suspension, cancellation or default is pending or threatened, except to the extent that any such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.5                                      Financial Statements.

(a)                                  The Seller has delivered to the Parent the Audited Financial Statements, which have been prepared in accordance with GAAP based upon the information contained in the books and records of the Seller and its Subsidiaries and fairly present, in all material respects, the financial condition of the Seller and its Subsidiaries at the date thereof and the results of the operations and cash flows of the Seller and its Subsidiaries and the changes in their financial condition for the twelve months then ended.

(b)                                 The Seller has delivered to the Parent the unaudited consolidated balance sheet of the Seller and its Subsidiaries as of September 30, 2004 (such balance sheet, the “Most Recent Balance Sheet” and such date, the “Balance Sheet Date”) and the related unaudited consolidated statements of income, stockholders’ equity, retained earnings and changes in financial position and cash flows for the nine months then ended (collectively, the “Stub Unaudited Financial Statements”).  The Stub Unaudited Financial Statements have been prepared in accordance with GAAP, subject to customary year-end adjustments and except for the absence of footnotes.  The Stub Unaudited Financial Statements are based upon the information contained in the books and records of the Seller and its Subsidiaries and fairly present, in all material respects, the financial condition of the Seller and its Subsidiaries at the date thereof and the results of the operations and cash flows of the Seller and its Subsidiaries and the changes in their financial condition for the period indicated.

(c)                                  Neither the Seller nor any of its Subsidiaries has outstanding any claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not reflected or required to be reflected in the Financial Statements, except for (i) liabilities reflected or reserved against in the Balance Sheet and (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business or in connection with Seller’s corporate disposition activities.  There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) of or affecting the Seller or any of its Subsidiaries that are not adequately provided for or disclosed on the Balance Sheet.

Section 2.6                                      Absence of Certain Changes or Events.  Since January 1, 2004, the Seller and its Subsidiaries have conducted the Acquired Business only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Acquired Business or the Purchased Assets.  Without limiting the generality of the foregoing, except as set forth in Section 2.6 of the Seller Disclosure Letter, since the Balance Sheet Date or such earlier date specifically set forth below, and each only in relation to the Acquired Business or the Purchased Assets;

(a)                                  the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving more than $50,000 (or since January 1, 2004, involving more than $250,000) in the aggregate, other than for a fair consideration in the ordinary course of business;

(b)                                 the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 (or since January 1, 2004, involving more than $250,000) or outside the ordinary course of business;

(c)                                  no party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 (or since January 1, 2004, involving more than $250,000) to which any of the Seller is a party or by which it is bound;

(d)                                 the Seller has not imposed upon any of its assets, tangible or intangible, any Lien, other than Permitted Liens;

(e)                                  the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 (or since January 1, 2004, involving more than $250,000) in the aggregate or outside the ordinary course of business;

(f)                                    since January 1, 2004, the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 in the aggregate or outside the ordinary course of business;

(g)                                 since January 1, 2004, the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

(h)                                 since January 1, 2004, the Seller has not changed any of its payment policies with its vendors or suppliers;

(i)                                     since January 1, 2004, the Seller has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(j)                                     the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 in the aggregate or outside the ordinary course of business;

(k)                                  since January 1, 2004, the Seller has not had any adverse change in its relationships with its material customers or suppliers, except for changes that, individually or in the aggregate, have no Material Adverse Effect on the Acquired Business;

(l)                                     since January 1, 2004, the Seller has not abandoned any Intellectual Property or granted any right, title or interest in any Intellectual Property, or entered into any agreement not to sue, with respect to any Intellectual Property other than licenses to customers in the ordinary course of its business;

(m)                               the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(n)                                 there has not been any other occurrence, event, incident, action or, where an action is required by applicable Law or contract, failure to act, or any transaction outside the ordinary course of business involving the Seller, that would result in a Material Adverse Effect on the Acquired Business; and

(o)                                 since the date of the Most Recent Balance Sheet or such earlier date specifically set forth above if applicable, the Seller has not legally contracted itself to be bound by any of the foregoing.

Section 2.7                                      Employee Benefit Plans.

(a)                                  Definition.  As used herein, “Employee Benefit Plan” means any (i) “employee benefit plans,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”), whether qualified or non-qualified, and whether funded or unfunded; (ii) bonus, stock option, stock purchase, stock appreciation right, restricted stock, incentive, fringe benefit, “voluntary employees’ beneficiary associations” under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) and with respect to which any potential liability is borne by the Seller or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.7, any predecessors to the Seller or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Seller, any of its Subsidiaries and/or any Seller Stockholder as a single employer (1) within the meaning of Section 414 of the Code or (2) as a result of the Seller or any Subsidiary and/or any Seller Stockholder being or having been a general partner of any such employer), since September 2, 1974.

(b)                                 Status of Plans.  Each Employee Benefit Plan (including any related trust or insurance contract) complies in all material respects in form with the requirements of all applicable laws, including, without limitation, ERISA, the Code, and foreign tax, labor, securities, data privacy, currency exchange control and other laws, and has at all times been maintained and operated in all material respects in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code, and no event has occurred and no condition exists that would result in the imposition of any excise tax, penalty, or other liability on the Buyer with respect to any of the Employee Benefit Plans of Seller.

Section 2.8                                      Employment Relations and Agreements.  (i) Each of the Seller and its Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board (“NLRB”), (ii) to the Seller’s Knowledge, no unfair labor practice charge or complaint against the Seller or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable state or foreign law, (iii) there is no labor strike, slowdown, stoppage or material dispute pending or, to the Seller’s Knowledge, threatened against or involving the Seller or any of its Subsidiaries, (iv) no representation question exists respecting the employees of the Seller or any of its Subsidiaries, (v) no collective bargaining agreement is currently being negotiated by the Seller or any of its Subsidiaries and neither the

Seller nor any of its Subsidiaries is or has been a party to a collective bargaining agreement, (vi) neither the Seller nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty during the last three years, (vii) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the Seller’s Knowledge, is threatened with respect to the Seller’s or its Subsidiaries’ operations, (viii) neither the Seller nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Seller’s Knowledge, currently threatened against the Seller or any such Subsidiary, (ix) to the Seller’s Knowledge, no wage and hour department investigation has been made of the Seller or any of its Subsidiaries, (x) neither the Seller nor any of its Subsidiaries had any occupational health and safety claims against the Seller or any such Subsidiary, (xi) the Seller and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the “Immigration Laws”), (xii) there has been no “mass layoff’ or “plant closing” by the Seller as defined in the Federal Workers Adjustment Retraining and Notification Act (“WARN”) or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date, and (xiii) to the Seller’s Knowledge, no executive, key employee, or significant group of employees plans to terminate employment with any of the Seller or any of its Subsidiaries during the next twelve (12) months.  To the Seller’s Knowledge, the Seller and its Subsidiaries have never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the Seller’s Knowledge, threatened.

Section 2.9                                      Certain Contracts and Arrangements.  Neither the Seller nor any of its Subsidiaries is a party to or bound by any Contracts of the following nature (collectively, the “Material Contracts”):

(a)                                  Contracts with any current or former employee, director or officer of the Seller or any of its Subsidiaries (other than any such officer who receives or received (during his or her last year of employment with the Seller or any of its Subsidiaries) less than $100,000 in total annual cash compensation from the Seller or any of its Subsidiaries);

(b)                                 Contracts other than contracts entered into in the ordinary course of business (x) for the sale of any amount of the assets of the Seller or any of its Subsidiaries, or (y) for the grant to any Person of any preferential rights to purchase any amount of its assets;

(c)                                  Contracts which restrict the Seller or any of its Subsidiaries from competing in any line of business or with any Person in any geographical area, or which restrict any other Person from competing with the Seller or any of its Subsidiaries in any line of business or in any geographical area;

(d)                                 Other than contracts entered into in the ordinary course of business, contracts which restrict the Seller or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person, or which restrict any other Person from disclosing any information concerning or obtained from the Seller or any of its Subsidiaries;

(e)                                  any confidentiality, nondisclosure or similar Contracts which contain any “standstill” provisions or similar restrictions by any third party (other than Parent or its Affiliates);

(f)                                    Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, or (ii) the purchase or sale of assets, or a series of purchases and sales of assets, involving aggregate consideration of $200,000 or more;

(g)                                 Contracts with any Affiliate of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(h)                                 Contracts which contain a provision requiring a third party’s consent to, or giving it a termination right following, a change in control of the Seller or any of its Subsidiaries;

(i)                                     Contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money or the extension of debt;

(j)                                     Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement, which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by the Seller or any of its Subsidiaries with any other party;

(k)                                  Contracts existing on the date hereof involving revenues or payments in excess of $50,000 per year;

(l)                                     Any distribution, marketing, sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of the Seller or any of its Subsidiaries;

(m)                               Any contract or arrangement providing for the development of any software, content, technology or Intellectual Property by or for (or for the benefit or use of) the Seller or any of its Subsidiaries;

(n)                                 Any agreement, contract or arrangement, other than customer contracts entered into in the ordinary course of business, pursuant to which the Seller or any of its Subsidiaries has sold or licensed any rights in or to any software, technology or other Intellectual Property to any third party; and

(o)                                 Any contract or commitment for or relating to the employment or hiring of services of any officer, employee, consultant, or independent contractor of the Seller or any of its Subsidiaries or any other type of contract or understanding with any director, officer, employee or consultant of the Seller or any of its Subsidiaries that is not immediately terminable by the Seller or its Subsidiary, as the case may be, without cost or other liability.

Neither the Seller nor any of its Subsidiaries is in material breach or default under any Material Contract nor, to the Seller’s Knowledge, is any other party to any Material Contract in breach or default thereunder, and each Material Contract to which the Seller or its Subsidiaries is a party is in full force and effect and are assignable to the Buyer or its Affiliates.  To the Seller’s Knowledge neither the Seller nor any of  its Subsidiaries are in breach of any warranty under any Contract.

Section 2.10                                Litigation.  There is no action, suit, proceeding at law or in equity, or any arbitration or administrative or other proceeding by or before (or to the Seller’s Knowledge any inquiry or investigation by) any Governmental Entity, pending, or, to the Seller’s Knowledge, threatened, against the Seller or any of its Subsidiaries or any of their officers, directors or shareholders in their capacity as such, relating to the Acquired Business.  There are no suits, actions, claims, proceedings or investigations pending or, to the Seller’s Knowledge, threatened, seeking to prevent, materially delay or challenge the transactions contemplated by this Agreement.  Neither the Seller nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding, including any judgment, order or decree that may prevent or materially delay the consummation of the transactions contemplated by this Agreement.  The Seller has no Knowledge of any fact, event or occurrence reasonably likely to result in such a claim.

Section 2.11                                Environmental Laws and Regulations.  (i) The Seller and each of its Subsidiaries are in material compliance with all applicable Environmental Laws, and have obtained, and are in material compliance with, all Permits required of them under applicable Environmental Laws, other than those Permits that the failure to obtain or comply with would not have a Material Adverse Effect on the Seller, (ii) there are no claims, proceedings, investigations or actions by any Governmental Entity or other Person or entity pending or, to the Seller’s Knowledge, threatened against the Seller or any of its Subsidiaries under any Environmental Law, (iii) to the Seller’s Knowledge, no present property of the Seller is subject to any Lien, or to any restriction on its ownership, use, occupancy or transferability, under any Environmental Law and (iv) to the Seller’s Knowledge, there are no facts, circumstances or conditions (including the disposal of any wastes, hazardous substances or other materials, the existence of any contractual obligations, or any other matters in respect of the past or present business or operations of the Seller or any of its Subsidiaries, or any predecessor of the Seller or any of its Subsidiaries) that would reasonably be expected to give rise to any claim, proceeding or action against the Seller or any of its Subsidiaries, or to any liability or remedial action on the part of the Seller or any of its Subsidiaries, under any Environmental Law.

Section 2.12                                Intellectual Property

(a)                                  Schedule 1.1(c) contains a complete list of all patents, patent applications, trademark and service mark registrations, applications for trademark and service mark registration, copyright registrations and applications for registration thereof, and other material Intellectual Property used or held for use in the Acquired Business by the Seller or any of its Subsidiaries.  To the extent listed on such schedule, the Intellectual Property listed on Schedule 1.1(c) has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, a domain name registrar, the offices in the various states of the United States or the offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect.

(b)                                 Neither the Seller nor any of its Subsidiaries is a party to any material license or agreement, whether as licensor, licensee or otherwise, with respect to any Intellectual Property, other than in the ordinary course of business.  All material licenses and agreements with respect to any Intellectual Property are set forth on Schedule 1.1(d).  To the extent any Intellectual Property is used under license in the business of the Seller and/or any of its Subsidiaries, no notice of a default has been sent or received by the Seller or any of its Subsidiaries under any such license which remains uncured, and the execution, delivery or performance of the Seller’s obligations hereunder shall not result in such a default.

(c)                                  The Seller and/or its Subsidiaries owns or has the right to use all of the Intellectual Property used in the Acquired Business, free and clear of any material Liens (other than, with respect to Intellectual Property licensed by the Seller, those Liens by or through the licensor), without obligation to pay any royalty or any other fees with respect thereto (other than in accordance with licenses or agreements listed under Schedule 1.1(d)), and the operation of the Acquired Business as currently conducted requires no rights under Intellectual Property other than the Intellectual Property set forth on Schedule 1.1(d).  To the Seller’s Knowledge, neither the Seller’s nor any of its Subsidiaries’ use of Intellectual Property infringes or misappropriates any third party rights.  No material patent, copyright registration or registered trademark of the Seller has been canceled, abandoned or otherwise terminated, and all renewal and maintenance fees in respect thereof have been duly paid.  There are no actions that must be taken or payments that must be made within six (6) months of the Closing Date relating to the Seller’s Intellectual Property that, if not taken or made, will have a Material Adverse Effect on the Acquired Business.  Other than in accordance with the license agreements listed on Schedule 1.1(d), the Seller and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Seller or any of its Subsidiaries.

(d)                                 Neither the Seller nor any of its Subsidiaries has received any written notice or claim, or to the Seller’s Knowledge any other notice or claim, from any Person challenging the right of the Seller or any of its Subsidiaries to use any Intellectual Property that the Seller has used or is using in the Acquired Business.

(e)                                  Neither the Seller nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of the Seller’s or any of its Subsidiaries’ rights to, or in connection with, any Intellectual Property which claim is still pending.

(f)                                    There is no pending or, to the Seller’s Knowledge, threatened proceeding, litigation or other adverse claim or, to the Seller’s Knowledge, any fact or occurrence reasonably likely to result in such a claim, by any Person of a violation, infringement, misuse or misappropriation by the Seller or any of its Subsidiaries of any Intellectual Property owned by any Person, or challenging the validity, enforceability or ownership, as applicable, of any Intellectual Property owned or claimed to be owned by the Seller or any of its Subsidiaries.

(g)                                 The Seller has not received any notice of and is not aware of interferences, oppositions, or other contested proceedings, either pending or, to the Seller’s Knowledge, threatened, in the United States Copyright Office, the United States Patent And Trademark Office, or any Governmental Entity relating to any pending application of the Seller with respect to any Intellectual Property.

(h)                                 The Seller and each of its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and confidential proprietary information used or held for use in their respective businesses.

Section 2.13                                Taxes.

(a)                                  Tax Returns.  The Seller and each of its Subsidiaries has timely filed or caused to be timely filed or shall timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes (as hereinafter defined) (the “Returns”) that are required to be filed by, or with respect to, the Seller and its Subsidiaries on or prior to the Closing Date.  The Returns have accurately reflected and shall reflect accurately all liability for Taxes of the Seller and each of its Subsidiaries for the periods covered thereby.  “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

(b)                                 Payment of Taxes.  All Taxes due and owing by or with respect to the income, assets or operations of the Seller and its Subsidiaries for all taxable years or other taxable periods that end on or prior to the Closing Date and, with respect to any taxable year or other taxable period beginning on or prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (“Pre-Closing Period”), have been timely paid or shall be timely paid in full on or prior to the Closing Date or with respect to taxable periods ending on or prior to September 30, 2004 have been accrued and adequately disclosed and fully provided for on the Financial Statements of the Seller and its Subsidiaries in accordance with GAAP.

(c)                                  Other Tax Matters

(i)                  Neither the Seller nor any of its Subsidiaries has been the subject of any audit or other examination of Taxes by the tax authorities of any nation, state or locality and no such audit or other examination is contemplated or pending, nor has the Seller or any of its Subsidiaries received any notices from any taxing authority relating to any issue which could materially affect the Tax liability of the Seller or any of its Subsidiaries.

(ii)                 Neither the Seller nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “Combined” Return (other than Returns which include only the Seller and any Subsidiaries of the Seller) provided for under the laws of any jurisdiction or any state or locality with respect to Taxes, for any taxable period for which the statute of limitations has not expired.

(iii)                                               All Taxes which the Seller or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(iv)                                              There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Seller, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Parent or Buyer could be liable for any Taxes or other claims of any party.

(v)                Neither the Seller nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it shall be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality and neither the Seller nor any of its Subsidiaries has any knowledge that the IRS or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and the Seller has no knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of the Seller or its subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

(vi)                                              Neither the Seller nor any of its Subsidiaries, as of the Closing Date, (w) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Seller or any of its Subsidiaries, (x) is presently contesting the Tax liability of the Seller or any of its Subsidiaries before any Governmental Entity, (y) has granted any power-of-attorney related to Tax matters to any Person, or (z) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Seller or any of its Subsidiaries.

(vii)                                           There are no material security interests on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Taxes.

(viii)                                        No claim has ever been made by any taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not file Tax Returns that the Seller or any of its Subsidiaries is, or may be, subject to taxation by that jurisdiction.

(ix)                                                No claim has ever been made by any taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not file Returns that the Seller or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

Section 2.14                                Real Property.

(a)                                  Seller and its Subsidiaries do not own any real property.

(b)                                 Section 2.14 of the Seller Disclosure Letter lists all real property leased or subleased to the Seller that is used in the operation of the Acquired Business.  The Seller has delivered or made available to the Parent or its representatives correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Seller Disclosure Letter.  With respect to each material lease and sublease listed in Section 2.14 of the Seller Disclosure Letter:

(i)                                                     the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(ii)                                                  the Seller and, to the Seller’s knowledge, the lessor or sublessor, is not in material breach or default of the lease or sublease and no event has occurred with respect to Seller or, to Seller’s Knowledge, with respect to the lessor or sublessor which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(iii)                                               the Seller and, to the Seller’s knowledge, the lessor or sublessor, has not repudiated any material provision thereof;

(iv)                                              there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(v)                                                 the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(vi)                                              all facilities leased or subleased thereunder have received all material approvals of Governmental Entities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable Laws in all material respects.

Section 2.15                                Insurance.  Section 2.15 of the Seller Disclosure Letter lists each insurance policy, and the Seller has delivered to Parent, prior to the date of this Agreement, copies of all such insurance policies, which are owned by the Seller or its Subsidiaries or which name the Seller or any of its Subsidiaries as an insured, additional insured, or loss payee, including those which pertain to the Seller’s or any of its Subsidiaries’ assets, employees or operations.  All such insurance policies are in full force and effect, are legal, valid and enforceable, and all premiums due thereunder have been paid.  None of the Seller or any of its Subsidiaries has received any notice of cancellation or modification in coverage amounts of any such insurance policies.  None of the Seller or any of its Subsidiaries are in breach or default under any such insurance policies.  There are no material claims by the Seller or any of its Subsidiaries under any such insurance policies as to which any insurance carrier is denying liability or defending under a reservation of rights clause.  None of the Seller or any of its Subsidiaries has any self-insurance arrangement.

Section 2.16                                Customers.  Section 2.16 of the Seller Disclosure Letter sets forth each supplier and customer accounting for more than five percent (5%) of the consolidated purchases and sales, as the case may be, of the Acquired Business during calendar year 2004.  The relationships of the Seller and its Subsidiaries with each such supplier and customer are good commercial working relationships, and except as set forth in Section 2.16 of the Seller Disclosure Letter no such supplier or customer has canceled or otherwise terminated, or, to the Seller’s Knowledge, threatened to cancel or otherwise terminate, its relationship with the Seller or any of its Subsidiaries.  The Seller has not received any notice that any such supplier or customer will, and to the Seller’s Knowledge no such supplier or customer has any plan or intention to, cancel or otherwise materially and adversely modify its relationship with the Seller or any of its Subsidiaries or limit its services, supplies or materials to the Seller or any of its Subsidiaries, or its usage or purchase of the services and products of the Seller and its Subsidiaries either as a result of the transactions contemplated hereby or otherwise.

Section 2.17                                Tangible Assets.  Seller owns or leases all buildings, machinery and other tangible assets necessary for the conduct of the Acquired Business as presently conducted.  Each tangible Purchased Asset is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for use in the ordinary course of Seller’s business and is free from patent and latent defects.

Section 2.18                                Title to Assets.  Except as set forth in Section 2.18 of the Seller Disclosure Letter, the Seller or one of its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, and all such properties and assets are free and clear of all Liens (other than Permitted Liens) and restrictions on transfer.  At the Closing, the Buyer will acquire good title or a valid leasehold interest, as the case may be, to all Purchased Assets, free and clear of all Liens (other than Permitted Liens).

Section 2.19                                Broker’s or Finder’s Fee.  No agent, broker, Person or firm acting on behalf of the Seller is, or shall be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the Parties or from any Affiliate of any of the Parties.

Section 2.20                                Disclosure.  None of the Transaction Documents contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading.  To the best of the Seller’s Knowledge, there is no fact that would reasonably be expected to have a Material Adverse Effect with respect to the Seller which has not been set forth in this Agreement, the other Transaction Documents, the Financial Statements or any Schedule, Exhibit or certificate delivered pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND BUYER

The Parent and Buyer represent and warrant to the Seller, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by the Parent and Buyer to the Seller (the “Parent Disclosure Letter”):

Section 3.1                                      Due Organization, Good Standing and Corporate Power.  Each of Parent and Buyer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.2                                      Authorization and Validity of Agreements.  Each of Parent and Buyer has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Parent and Seller of each of the Transaction Documents and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Parent and Buyer, as the case may be.  No other corporate action on the part of either of Parent or Buyer is necessary to authorize the execution, delivery and performance by each of Parent and Buyer of each of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.  Each of the Transaction Documents has been duly executed and delivered by each of Parent and Buyer and constitutes the valid and binding obligation of each of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with their terms, except that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

Section 3.3                                      Capitalization; Issuance of Shares.

(a)                                  The authorized capital stock of the Parent consists of 80,000,000 shares, divided into 75,000,000 shares of Parent Common Stock and 5,000,000 shares of

Preferred Stock, par value $0.00 1 per share (“Parent Preferred Stock” and together with the Parent Common Stock the “Parent Capital Stock”).  As of the date hereof: (i) 9,761,401 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and are not subject to preemptive rights; (ii) 29,064 shares of Parent Capital Stock were held in the treasury of the Parent or by the Parent Subsidiaries, (iii) 838,082 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Parent Common Stock granted under the Parent’s Employee Option Plan, as amended (the “Parent Employee Option Plan”), and an additional 361,108 shares of Parent Common Stock were reserved for issuance under the Parent Employee Option Plan, (iv) 215,258 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Parent Common Stock granted under the Parents Director Option Plan (the “Parent Director Option Plan”), and an additional 359,825 shares of Parent Common Stock were reserved for issuance under the Parent Director Option Plan.  All issued and outstanding shares of Parent Common Stock were duly authorized and are validly issued, fully paid and non-assessable.

(b)                                 Except for filings required by federal and state securities and blue sky laws, the issuance of the shares of Parent Common Stock pursuant to this Agreement (i) has been duly authorized by Parent’s Board of Directors and (ii) is not subject to any purchase or call option or first refusal, preemption or subscription right.  Such shares have been duly reserved for issuance and, when issued as provided herein will be validly issued, fully paid and non-assessable.  The offer, issuance, sale and delivery of such shares is and will be in full compliance with all applicable Laws and exempt from the registration requirements of the Securities Act and all applicable state securities laws.

Section 3.4                                      Consents and Approvals; No Violations.  Except for the requirements of federal and state securities laws, the execution and delivery of the Transaction Documents by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby do not and shall not (w) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Parent or Buyer, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Parent or Buyer or by which any of their respective properties or assets is bound, (y) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Lien upon any of the properties or assets of Parent or Buyer under any agreement or other instrument required to be filed with the Parent Commission Filings, other than, in the case of (x), (y) and (z), any such violation, conflict, or other result that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or the Buyer.

Section 3.5                                      Commission Documents.  Parent has filed all Parent Commission Filings with the Commission since January 1, 2003.  At the time of their respective filings, the Parent Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Parent Commission Filings, and none of the Parent Commission Filings when filed (or, if amended or supplemented by a subsequent filing, on the date of such subsequent filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Parent included in the Parent Commission Filings (the “Parent Financials”) complied as to form, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The balance sheet of Parent contained in the Parent Commission Filings as of September 30, 2004 is hereinafter referred to as the “Parent Balance Sheet.” Except as disclosed in the Parent Financials (including the related notes) or Parent Commission Filings, and except for obligations under either of the Transaction Documents, neither Parent nor any of its Subsidiaries has any liability (absolute, accrued, contingent or otherwise), that would be required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP, except liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

Section 3.6                                      Broker’s or Finder’s Fee.  No agent, broker, Person or firm acting on behalf of Parent or Buyer is or shall be entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the Parties, or from any Affiliate of the Parties.

Section 3.7                                      Ownership of Buyer and Buyer’s Operations.  All of the issued and outstanding shares of capital stock of Buyer are owned of record and beneficially by Parent free and clear of any Liens.  Buyer was formed solely for the purpose of engaging in the transactions contemplated by the Transaction Documents and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

Section 3.8                                      Litigation.  Except as disclosed in the Parent Commission Reports filed to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion nor, to Parent’s knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have a Material Adverse Effect on Parent or that would prevent, materially delay or challenge the consummation of the transactions contemplated by this Agreement.

Section 3.9                                      Absence of Certain Changes or Events.  Except as disclosed in the Parent Commission Reports filed to the date hereof, since September 30, 2004 to the date of this Agreement, there has not occurred (i) any Material Adverse Effect with respect to Parent, (ii) any amendment to Parent’s certificate of incorporation or by-laws, (iii) any material change in accounting methods or practices by Parent, or (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Parent Common Stock, or direct or indirect redemption, purchase or other acquisition (or agreement or resolution to effect the same) by Parent of any of its capital stock (other than in connection with the exercises of stock options).

ARTICLE IV

COVENANTS

Section 4.1                                      Access to Information Concerning Properties and Records.  The Seller has afforded, and has caused each of its Subsidiaries to afford, and during the period commencing on the date hereof and ending on the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated pursuant to Section 7.1, the Seller shall continue to afford, and shall cause each of its Subsidiaries to continue to afford, upon reasonable notice, Parent and Buyer and their respective employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Seller and its Subsidiaries relating to the Acquired Business in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Acquired Business and Purchased Assets.  During such period, the Seller shall furnish promptly to Parent and Buyer all information concerning Acquired Business and the Purchased Assets as Parent or Buyer may request and shall cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent or Buyer shall from time to time reasonably request.

Section 4.2                                      Name Change.  No later than 30 days after the Closing the Seller and Software Subsidiary shall change their corporate names and the Seller and each of its Subsidiaries shall no longer use the names ChannelWave, Inc., ChannelWave, or such other names which are similar thereto in the operation of their businesses.

Section 4.3                                      Commercially Reasonable Efforts.  Subject to the terms and conditions provided herein, each of the Seller, Parent and Buyer shall, and the Seller shall cause each of its Subsidiaries to, cooperate and use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article 5, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including their commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Closing; provided, however, that no loan agreement or contract for borrowed money, which is to be assumed by the Buyer, shall be repaid, in whole or in part, except as currently required by its terms, and no Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Buyer in order to obtain any such consent, approval or authorization without first obtaining the approval of Parent.

Section 4.4                                      Notification of Certain Matters.  The Seller shall promptly notify Parent of the occurrence or nonoccurrence of any fact or event known to the Seller which has caused or could reasonably likely cause (i) any representation or warranty made by it in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing

Date or (ii) any covenant, condition or agreement under this Agreement not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations and warranties of the Seller or the conditions to the obligations of the Seller or Parent hereunder.  The Seller shall give prompt notice to Parent of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

Section 4.5                                      Public Announcements.  Parent and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, or without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that Parent may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or by any listing agreement with a national securities exchange or automated quotation system to which Parent or any Affiliate of Parent is a party, if it has attempted to consult with the Seller and to obtain the Seller’s consent, but has been unable to do so in a timely manner.

Section 4.6                                      Expenses.  Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such costs or expenses.

Section 4.7                                      Conduct of the Business of the Seller Pending the Closing Date.  The Seller agrees that, except as expressly permitted or required by this Agreement or with the prior written consent of Parent, during the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 7.1:

(a)                                  Seller shall operate and carry on the Acquired Business only in the ordinary course and substantially as presently operated.  Consistent with the foregoing, Seller shall keep and maintain the Purchased Assets in good operating condition and repair and shall use its commercially reasonable efforts to maintain the Acquired Business intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with Seller relating to the Acquired Business.

(b)                                 Notwithstanding Section 4.7(a), except as expressly contemplated by this Agreement or except with the express written approval of Parent (which shall not be unreasonably withheld), Seller shall not, as it relates to the Acquired Business or Purchased Assets:

(i)                                                     make any material change in its business or operations;

(ii)                                                  make any capital expenditure or enter into any contract or commitment therefor, in an amount greater than $10,000;

(iii)                                               enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Section 2.9 to the Seller Disclosure Letter (other than renewals of existing hosting services and maintenance services agreements) if in effect on the date hereof or enter into any contract which cannot be assigned to Buyer or a permitted assignee of Buyer;

(iv)                                              enter into any contract for the purchase of real property or any option to extend or modify a lease listed in Section 2.14 of the Seller Disclosure Letter;

(v)                                                 sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien on any of the Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice and other than Permitted Liens;

(vi)                                              cancel any debts owed to or claims held by Seller (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

(vii)                                           create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

(viii)                                        institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to Retained Employees; or

(ix)                                                alter the compensation of the employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices to Retained Employees.

Section 4.8                                      [Reserved]

Section 4.9                                      Lock-Up Period.  For a period of one hundred and eighty (180) days after the Closing (the “Lock-Up Period”), without the prior written consent of the Parent, the Seller will not, directly or indirectly, offer for sale, transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way, encumber or dispose of, directly or indirectly and whether or not by operation of law or for value (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, “Transfer”) 112,904 shares of the Parent Common Stock received pursuant to this Agreement.  The Seller may Transfer the remaining shares of the Parent Common Stock received by the Seller pursuant to this Agreement after the Parent files a Registration Statement, which becomes effective, pursuant  to Section 4.14 hereof.

Section 4.10                                Financial Statements

(a)                                  The Seller shall use its commercially reasonable efforts to prepare and deliver, or cause to be prepared and delivered, to Parent the Audited Financial Statements as soon as practicable after the date hereof.

(b)                                 If requested by Parent, the Seller shall take all actions necessary to assist Parent in preparing a pro forma consolidated balance sheet and pro forma consolidated statements of income in compliance with, and for the periods required by, the rules and regulations promulgated by the Commission, including Regulation S-X under the Securities Act.

Section 4.11                                NASDAQ Listing.  Prior to the earlier of the termination of the Lock-Up Period and the effectiveness of the Registration Statement, Parent shall cause the shares of Parent Common Stock issuable pursuant to this Agreement to be listed for quotation on the Nasdaq National Market under applicable law.

Section 4.12                                Allocation of Purchase Price.  Within thirty (30) days after the Closing Date, the Buyer will prepare and provide the Seller with a schedule allocating the Purchase Price among the Purchased Assets as required by Section 1060 of the Code, which schedule shall be reasonably acceptable to the Seller. Buyer and Seller agree to prepare and file all tax returns (including Internal Revenue Service Form 8594) consistent with such allocation and to refrain from taking any position inconsistent with such allocation (including any tax audit) unless otherwise required by applicable law.

Section 4.13                                Acquisition Proposals.

(a)                                  From and after the date of this Agreement until the earlier to occur of the Closing or termination of this Agreement pursuant to its terms, the Seller will not, and the Seller will instruct its directors, officers, and employees not to, directly or indirectly (i) solicit, initiate, entertain or encourage submission of any “Acquisition Proposal” (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Acquired Business to, or afford access to the properties, books or records of the Seller related to the Acquired Business, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Seller (with (ii) referred to as “Alternative Efforts”).  For purposes of this Agreement, an “Acquisition Proposal” means any proposal or offer relating to (i) any merger, consolidation, sale or license of all or substantially all the assets of Seller or the Purchased Assets or similar transactions involving the Seller (other than licenses granted by the Seller in the ordinary course of business) or (ii) dissolution of the Seller.  The Seller will promptly (x) notify Parent if, after the date of this Agreement, either the Seller receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (y) notify Parent of the significant terms and conditions of any such Acquisition Proposal.  In addition, from and after the date of this Agreement until the Closing the Seller will not, and will instruct its directors, officers, and employees not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group other than Parent.

(b)                                 Notwithstanding Section 4.13(a) above, if a Superior Acquisition Proposal (as defined herein) is made to the Seller and not withdrawn and the Board of Directors of the Seller determines in good faith, after consultation with outside counsel, that, in light of such Superior Acquisition Proposal, it is necessary to conduct Alternative Efforts with respect to the person or group making the Superior Acquisition Proposal in order to fulfill its fiduciary duties to the Seller’s shareholders under applicable law, the Board of Directors of the Seller shall conduct such Alternative Efforts following receipt of the Superior Acquisition Proposal, but only after the fifth business day following Parent’s receipt of written notice advising Parent that the Board of Directors of the Seller intends to conduct such Alternative Efforts.  During such five-day period, the Seller and its advisors shall negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement so that as adjusted the proposal of Parent would be superior to the Superior Acquisition Proposal, in light of all of the facts and circumstances, so that in the reasonable judgment of the Board of Directors of the Seller the Board of Directors would recommend that the Seller proceed with the transactions proposed by Purchaser on such adjusted terms.  For purposes of this Agreement, “Superior Acquisition Proposal” shall mean an unsolicited, bona fide offer made by a third party to consummate any of the following transactions: (x) a sale or other disposition by the Seller of all or substantially all of its assets or the Purchased Assets or (y) the acquisition by any person or group (including by merger, exchange offer or issuance by the Seller) directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of Seller Stock, on terms that the Board of Directors of the Seller determines in good faith to be more favorable to the Seller shareholders than the terms of the Asset Sale; provided, however, that any such offer may be deemed to be a Superior Acquisition Proposal only if any financing required to consummate the transaction contemplated by such offer is committed.

Section 4.14           Registration.

(a)                                  Parent shall use commercially reasonable efforts to (i) maintain its eligibility to use Form S-3 or any successor registration form under the Securities Act as subsequently may be adopted by the SEC and (ii) file all reports required for the availability of an exemption for the sale of Parent Common Stock under Rule 144.  Parent shall use its best commercial efforts (1) within ninety (90) days after the Closing Date, at its expense to (A) prepare and file with the SEC a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act with respect to resales of the shares of Parent Common Stock issued pursuant to this Agreement (the “Registration Statement”) and (B) to cause the Registration Statement to become effective as soon as possible after filing (and in any event within such 90-day period) and (2) to maintain the effectiveness of the Registration Statement until the earlier of (x) the Seller’s disposition of all such registered shares or (y) the Seller being able to dispose of all such registered shares pursuant to Rule 144(k).  If Parent does not file the Registration Statement within thirty (30) days after the Closing Date, Parent shall thereupon pay Seller a fee of $25,000 in consideration of its loss of anticipated liquidity and shall pay Seller an additional $25,000 for each thirty-day period thereafter that the Registration Statement remains unfiled; provided, however, that such payment obligation shall be waived if the Registration Statement is declared effective within ninety (90) days after the Closing Date.  Parent shall bear all of its expenses incurred in connection with the registration and qualification of the shares registered pursuant to this Section 4.14 and up to $5,000 of expenses reasonably incurred by the Seller therewith, and the Seller shall pay all other fees and expenses incurred by it.  The Seller shall cooperate with Parent in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to Parent such information relating to it and such further and supplemental information as may be necessary or as may be reasonably requested by Parent for use in the Registration Statement and any amendments or supplements thereto.  Parent will advise the Seller of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose.

(b)                                 To the extent permitted by applicable law, Parent will indemnify the Seller, its officers, directors, members, managers, trustees and partners, and each person who controls Seller within the meaning of Section 15 of the Securities Act, with respect to any registration effected pursuant this Section 4.14, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) made in such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such registration, qualification or compliance, and will reimburse Seller, its officers, directors and partners, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by any the Seller.

(c)                                  To the extent permitted by applicable law, the Seller will indemnify Parent, each of its directors and officers, and each person who controls Parent within the meaning of Section 15 of the Securities Act, against all claims, losses damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by the Seller contained in the Registration Statement, or any prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated by the Seller therein or necessary to make the statements by the Seller therein not misleading, and will reimburse Parent and its directors, officers, partners, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the obligations of Seller hereunder shall be limited to an amount equal to the net proceeds to Seller of securities sold as contemplated herein.

(d)                                 Each party entitled to indemnification under this Section 4.14 (the “Section 4.14 Indemnified Party”) shall give notice to the party required to provide indemnification (the “Section 4.14 Indemnifying Party”) promptly after such Section 4.14 Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Section 4.14 Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Section 4.14 Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Section 4.14 Indemnified Party (whose approval shall not unreasonably be withheld) and the Section 4.14 Indemnified Party may participate in such defense at such party’s expense (unless the Section 4.14 Indemnified Party shall have reasonably concluded that there may exist a material conflict of interest between the Section 4.14 Indemnifying Party and the Section 4.14 Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Section 4.14 Indemnifying Party), and provided further that the failure of any Section 4.14 Indemnified Party to give notice as provided herein shall not relieve the Section 4.14 Indemnifying Party of its obligations hereunder except to the extent that the Section 4.14 Indemnifying Party is materially prejudiced thereby.  No Section 4.14 Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Section 4.14 Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement that does not release such Section 4.14 Indemnified Party from all liability in respect to such claim or litigation.  Each Section 4.14 Indemnified Party shall furnish such information regarding itself or the claim in question and such other support as a Section 4.14 Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(e)                                  If the indemnification provided for in this Section 4.14 is held by a court of competent jurisdiction to be unavailable to an Section 4.14 Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Section 4.14 Indemnifying Party, in lieu of indemnifying such Section 4.14 Indemnified Party hereunder, shall contribute to the amount paid or payable to such Section 4.14 Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Section 4.14 Indemnifying Party on the one hand and of the Section 4.14 Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Section 4.14 Indemnifying Party and of the Section 4.14 Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Section 4.14 Indemnifying Party or by the Section 4.14 Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of Seller hereunder shall be limited to an amount equal to the net proceeds to Seller of securities sold as contemplated herein.

(f)                                    For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, Parent may delay the disclosure of material non-public information concerning Parent, by suspending the use of any prospectus, offering circular or other document (including any related registration statement, notification or the like) prepared in connection with any registration to be effected pursuant this Section 4.14 containing such information, the disclosure of which at the time is not, in the good faith opinion of Parent, in the best interests of Parent (an “Allowed Delay”); provided, that Parent shall promptly (a) notify the Seller in writing of the existence of material non-public information giving rise to an Allowed Delay, (b) advise the Seller in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

Section 4.15                                Retention of Employees.  Seller shall pay a retention bonus to the persons and in the amounts set forth on Schedule 4.15 (the “Retention Bonuses”) on the date which is six months from the Closing Date, provided that such persons are (a) employees of Seller as of the date hereof and (b) as of the payment date have been either (i) continuously employed by the Buyer or one of its Affiliates from the Closing through such date or (ii) involuntarily terminated without cause by Buyer; provided, however, that if the “Designated Employee” so identified on Schedule 4.15 shall not be entitled to a Retention Bonus as set forth in this Section 4.15, the amount allotted for such Retention Bonus as set forth on Schedule 4.15 shall be distributed by the Seller to the other persons listed on Schedule 4.15 as directed by the Buyer or the Parent.  Buyer or Parent may deliver a revised Schedule 4.15 to the Seller at any time prior to the Closing Date, which revised schedule shall include not more than ten persons who are employees of Seller as of the date hereof and shall provide for total payments not exceeding $300,000 and which, once delivered, shall supersede the version of such Schedule 4.15 delivered as of the date hereof.  Buyer, Parent and their Affiliates shall have the right, but not the obligation, to hire any former or current employees of the Seller and its Subsidiaries that were engaged in the Acquired Business prior to the Closing Date (the “Retained Employees”).

Section 4.16                                Covenant Not to Employ or Solicit for Employment.  Seller agrees that for a period of two years from and after the Closing Date, it will not, and it will cause its Subsidiaries not to, directly or indirectly, employ, recruit, solicit for employment or otherwise attempt to employ, recruit solicit or engage any of the persons listed on Schedule 4.15, or induce or attempt to induce any such persons to leave employment with the Buyer or its Affiliates.

Section 4.17                                Transition Services.  The Parties shall provide the following services for the respective periods specified:

(a)                                  The Seller shall permit the employees of the Seller hired by the Buyer or one of its Affiliates for the operation of the Acquired Business, and any replacements thereof, to utilize the office space utilized by such employees immediately prior to the Closing Date at the Seller’s facility located at One Kendall Square, Building 200, Cambridge, Massachusetts (the “Boston Facility”) from the Closing Date until May 31,

2005 (the “Remaining Lease Period”), provided that such use shall at all times be in compliance with Seller’s lease of the Boston Facility. Buyer shall reimburse to Seller the following expenses incurred by Seller with respect to the Boston Facility during the Remaining Lease Period: (i) all heating, cooling, water, electricity and other utility expenses, (ii) all phone and internet service charges and (iii) any other costs and expenses related to Buyer’s use of the Boston facility or incurred by the employees or invitees of Buyer.  During the Remaining Lease Period, Buyer shall carry general liability insurance adequate to cover such claims as may arise in connection with Buyer’s use of the Boston Facility and Seller shall be an additional insured under such policy.  Buyer shall bear full responsibility for, and shall indemnify and hold Seller harmless for, any damages, costs and expenses (including without limitation reasonable attorney’s fees) arising in connection with Buyer’s use of the Boston Facility during the Remaining Lease Period.

(b)                                 Seller shall continue to provide web-hosting services to the customers of the Acquired Business listed on Schedule 4.17(b) in the same manner and to the same extent as heretofore, from the Closing Date until the earlier of April 30, 2005 or that date which is 10 days after receiving notice from the Buyer or Parent to terminate such services (the “Transition Period”).  In consideration of Seller’s provision of such hosting services, Buyer shall pay to Seller $15,000 on each of the Closing Date and the corresponding day of each succeeding month during the Transition Period, or such prorated amount for the number of days between the date of the Closing Date or the corresponding day of the last succeeding month after the Closing Date, as the case may be, and the end of the Transition Period.

(c)                                  Seller shall make its employees Alex Liu and Puga Samy available to Buyer on any business day during the Transition Period (subject to their unavailability due to illness or other personal emergency) and upon reasonable prior request by Buyer, for not more than 20 days in the aggregate per employee, to provide to Buyer the transition services described in Schedule 4.17(c).  Buyer shall pay Seller $1,000 per employee per day in which Buyer utilizes either such employee.

(d)                                 Buyer will or will cause one of its Affiliates to, promptly pay to Seller any amounts due and owing to Seller pursuant to this Section 4.17 upon receipt of a bona fide invoice from the Seller detailing such expenses.

(e)                                  Buyer and Seller shall work together to transition the www.channelwave.com website (the “Website”) from Seller to Buyer within 30 days of the Closing Date (the “Shared URL Period”).  Immediately following the Closing, the Seller shall post on the Website such information or cause such alterations to the Website necessary to clearly identify the Purchased Assets as owned by the Parent and all Excluded Assets as owned by the Seller and any such information reasonably requested by the Buyer.

(f)                                    Buyer and Seller shall work together to transition the sales and marketing information relating to the Acquired Business that resides on Seller’s internal PRM system known as WaveFront from such system to Buyer’s designated system within 30 days of the Closing Date (“WaveFront Transition Period”).  Seller agrees to permit two employees, as designated on Schedule 4.15, to have access to the WaveFront system during the WaveFront Transition Period solely for such purpose and such employees shall keep (and Buyer agrees to cause such employees to keep) all information not related to the Acquired Business strictly confidential and not use it for any purpose. For the sake of clarity, neither the information residing on WaveFront that relates to Seller’s e-commerce business nor the hardware/software that runs WaveFront system is being acquired by Buyer.

Section 4.18                                Collection of Amounts Due.  Each Party shall promptly forward to the other Party, without setoff or assertion of any other claim, all monies, checks or instruments received by the first Party after the Closing Date with respect to amounts that are owned by the other Party under this Agreement. Each Party shall provide to the other Party such reasonable assistance as the other Party may request with respect to the collection of any amounts owned by it, provided the assisted Party pays the reasonable expenses of the assisting Party incurred in providing such assistance.

Section 4.19                                Mixed Contracts.

(a)                                  The Buyer and the Seller shall cooperate in good faith in (a) performing the Mixed Contracts, including without limitation taking all such precautions as may be reasonably necessary to avoid any breach of any such Mixed Contract, and (b) effecting operational separation of any Mixed Contract, including without limitation seeking customer agreement to separate contractual and billing arrangements.  If any party to a Mixed Contract that has the right to refuse to accept the assignment of the PRM portion of such Mixed Contract to the Buyer pursuant to this Agreement does so refuse, Seller shall subcontract to the Buyer the performance of the PRM portion of  such Mixed Contract.  In such a case, the Buyer shall, following the Closing, take all such actions as may be required to perform the Seller’s obligations under such Mixed Contract, including affording to the Seller at the Buyer’s expense such services and facilities as are required to enable Seller to perform such Mixed Contract if necessary, and the Buyer shall be entitled to all revenue and other benefits to be derived from the PRM portion of such Mixed Contract following Closing.

(b)                                 Buyer shall use its best efforts to effect the transfer of the Mixed Contract identified on Schedule 4.19 to Buyer or otherwise enter into substitutions therefore and otherwise perform its obligations thereunder.  If after 90 days from the Closing Date, the Buyer and Seller have unsuccessfully arranged for the assignment of the PRM portion of such Mixed Contract to Buyer with the consent of the other party to such Mixed Contract and the Buyer and Seller have made a good faith effort to enter into a subcontracting arrangement, as described above, which fails to maintain the business with the party to such Mixed Contract substantially in the manner and size of such business prior to the Closing, in the Buyer’s sole discretion, the subcontract shall be terminated upon notice from the Buyer to Seller and a portion of the Escrowed Shares equal to the amount set forth on Schedule 4.19 for such Mixed Contract as of the date Buyer informs Seller of the termination of the relationship set forth in this Section 4.19 shall be returned to the Parent from the Escrow Fund.

Section 4.20                                Internal Use License.  Parent and the Buyer hereby grant the Seller, effective as of the Closing Date, a perpetual, non-exclusive, paid-up license to use and to permit its business partners to use the ChannelWave PRM software (the “Software”) in connection with doing business with the Seller. The Seller shall not, and shall not authorize any third party to, use the Software in any manner which is not expressly authorized by this Agreement or which violates any applicable law. The Seller shall not and shall not authorize any third party to (i) copy (except for backup purposes), download, or otherwise reproduce the Software in whole or in part; (ii) modify, translate, or create derivative works of the Software; (iii) reverse engineer, decompile, disassemble or otherwise reduce the Software to human perceivable form; (iv) sell or otherwise transfer the Software (except as permitted by Section 8.5); or (v) remove or modify any copyright, trademark, or other proprietary notice affixed to the Software.

Section 4.21                                Covenant Not to Compete.  Seller agrees that from and after the Closing Date until the third anniversary of the Closing Date, it will not, directly or indirectly, (i) engage directly or indirectly in any business that competes with the Acquired Business; or (ii) attempt to solicit or divert, or provide products or services similar to those offered by the Acquired Business to any customer of the Acquired Business.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.21 are invalid or unenforceable, the  Buyer and Seller agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closer to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1                                      Conditions to Obligations of Each Party.  The respective obligations of each party to this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)                                  Injunction.  No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

(b)                                 Statutes.  No federal, state or foreign statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the transactions contemplated hereby or has the effect of making the Asset Sale illegal.

Section 5.2                                      Additional Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

(a)                                  Representations and Warranties.  The representations and warranties of Parent and Buyer contained in this Agreement, the other Transaction Documents and all other documents delivered pursuant hereto or thereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date except for representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) and except to the extent that such representations and warranties contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects.

(b)                                 Agreements and Covenants.  Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)                                  Secretary’s Certificate.  Parent and Buyer shall have delivered to the Seller a copy of (i) the text of the resolutions adopted by the Board of Directors of Parent and Buyer authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by this Agreement and (ii) the Certificate of Incorporation and Bylaws of Parent and Buyer, along with a certificate executed on behalf of Parent and Buyer by its corporate secretary certifying to the Seller that such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded.

(d)                                 No Material Adverse Effect.  Since the date of this Agreement, there shall not have been any circumstance, event or occurrence that, individually, or in the aggregate, has resulted, or could be reasonably expected to result, in a Material Adverse Effect with respect to Parent.

(e)                                  Assumption Agreement.  The Buyer shall have executed and delivered to the Seller the Assumption Agreement.

(f)                                    Legal Opinion.  The Seller shall have received a legal opinion from the Buyer’s external legal counsel in form and substance reasonably satisfactory to the Seller with respect to the matters set forth in Exhibit C(1).

Section 5.3                                      Additional Conditions to the Obligations of Parent and Buyer.  The obligations of Parent and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)                                  Representations and Warranties.  The representations and warranties of the Seller contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) and except to the extent that such representations and warranties contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects.

(b)                                 Agreements and Covenants.  The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)                                  No Material Adverse Effect.  Since the date of this Agreement, there shall not have been any circumstance, event or occurrence that, individually, or in the aggregate, has resulted, or could be reasonably expected to result, in a Material Adverse Effect on the Acquired Business or the Purchased Assets.

(d)                                 Secretary’s Certificate.  The Seller and Software Subsidiary shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Seller and Software Subsidiary authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and the consummation of all of the transactions contemplated by this Agreement and (ii) the Certificate of Incorporation and Bylaws of the Seller and Software Subsidiary, along with a certificate executed on behalf of the Seller and Software Subsidiary by its corporate secretary certifying to Parent and Buyer that such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded.

(e)                                  Legal Opinion.  Parent and Buyer shall have received a legal opinion from the Seller’s external legal counsel in form and substance reasonably satisfactory to Parent with respect to the matters set forth in Exhibit C(2).

(f)                                    Third Party Consents.  The Seller shall have delivered to Parent all necessary consents, waivers and approvals of any Governmental Entity.

(g)                                 Certificate of Good Standing.  Parent shall have received a long-form certificate of good standing with respect to the Seller, dated within three days prior to Closing, from the Secretary of State of the State of Delaware.

(h)                                 Instruments of Conveyance and Transfer.  The Seller shall have executed and delivered to Buyer the Bill of Sale, Assignment and Assumption Agreement and any necessary endorsements, assignments and other instruments of conveyance and transfer with respect to the other Purchased Assets, in all cases reasonably satisfactory in form and substance to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Purchased Assets to Buyer.

(i)                                     Additional Documents.  Parent shall have received all other documents and certificates required to be delivered by Seller pursuant to the terms of this Agreement.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                      Survival.  The representations and warranties of the parties contained in this Agreement (including without limitation obligations with respect to indemnification under this Article 6), the other Transaction Documents and in any certificate delivered pursuant hereto or thereto, shall survive the Closing until the date falling six (6) months after the Closing Date (other than the representations and warranties of the Seller made in Sections 2.13 (Taxes) and 2.18 (Title to Assets) which shall survive the Closing and continue in full force and effect until the end of the relevant statute of limitations); provided, that if an Indemnified Party delivers, within such survival period, a Claim Notice or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Losses (and make a corresponding claim) as a result of a breach of a representation or warranty hereunder, then such representation and warranty shall survive with respect to such claim through the date such claim is conclusively resolved.

Section 6.2                                      Indemnification

(a)                                  By the Seller, Subject to Section 6.6, the Seller, shall indemnify, defend and hold harmless Parent, Buyer, and their respective stockholders, partners, members, managers, directors, officers and other employees, agents, advisors, successors and assigns (“Parent Indemnitees”) from and against any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including without limitation reasonable attorneys’ fees incurred in connection with the investigation, defense and/or prosecution thereof) (“Losses”) to the extent such Losses arise out of:

(i)                                                     any misrepresentation or breach of warranty made by the Seller herein or in any certificate or other document delivered pursuant to this Agreement; and

(ii)                                                  any failure of the Seller to perform or comply with any of the Seller’s obligations under any Transaction Document;

(b)                                 By Parent.  Subject to Section 6.6, Parent and Buyer, jointly and severally, shall indemnify, defend and hold harmless the Seller and its respective current and former stockholders, partners, members, managers, directors, officers and other employees, agents, advisors, successors and assigns (the “Seller Indemnitees”) from and against any and all Losses to the extent such Losses are based upon, arise out of or relate to:

(i)                                                     any misrepresentation or breach of warranty made by Parent or Buyer herein or in any certificate or other document delivered pursuant to this Agreement; and

(ii)                                                  any failure by either Parent or Buyer to perform or comply with any of its obligations under any Transaction Document.

Section 6.3                                      Indemnification Procedure.

(a)                                  Within a reasonable period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 6.2 (an “Indemnified Party”), including any claim by a third party described in Section 6.5, which might give rise to indemnification hereunder, such Indemnified Party shall provide notice in writing (“Claim Notice”) of such claim (a “Claim”) to the party from which indemnification is sought (the “Indemnifying Party”).  The Claim Notice shall set forth in reasonable detail the nature of the Claim for which indemnification is sought, the factual basis of such Claim and a good faith estimate of the dollar value of the Losses for which indemnification is sought.  No such estimate shall have any effect on the extent to which the Indemnifying Parties shall have an obligation to indemnify an Indemnified Party.  All Claims made against and paid out of the Escrow Fund to the Parent Indemnitees shall be made and paid in accordance herewith.

(b)                                 In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice, the Indemnifying Party shall, within forty-five (45) days after receipt by the Indemnifying Party of such Claim Notice, deliver to the Indemnified Party a notice to such effect (an “Objection Notice”), and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such Objection Notice, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims to which the Indemnifying Party shall have so objected.  If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such Claims, the Indemnified Party, and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement.  Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.  The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant’s fees or expenses by the other party.

(c)                                  Claims for Losses specified in any Claim Notice to which an Indemnifying Party shall not object in writing within forty-five (45) days of receipt of such Claim Notice, Claims covered by a memorandum of agreement of the nature described in Section 6.3(b), Claims the validity and amount of which have been the subject of judicial determination as described in Section 6.3(b) and Claims the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 6.5, are hereinafter referred to, collectively, as “Resolved Claims”.

Section 6.4                                      Payment of Claims.

(a)                                  Whenever a Claim becomes a Resolved Claim in favor of any Seller Indemnitees or, after the Escrow Fund is exhausted or no longer available to satisfy Claims pursuant to the indemnification provided for in Section 6.2(a), for Claims based on breaches of the representations and warranties of the Seller made in Sections 2.13 and 2.18 made by the Parent Indemnitees, then within ten (10) days of the determination of the amount of any Resolved Claims, the Indemnifying Party shall, subject to Section 6.6, pay to the Indemnified Party an amount equal to the Resolved Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

(b)                                 All Claims pursuant to the indemnification provided for in Section 6.2(a) (other than for breaches of the representations and warranties of the Seller made in Sections 2.13 (Taxes) and 2.18 (Title to Assets)) shall be satisfied solely from the Escrow Fund.  The amount of Escrowed Stock to be returned to the Parent from the Escrow Fund in satisfaction of any Resolved Claim (the “Stock Escrow Payment”) shall be calculated based on the average of the closing sales prices per share of Parent Common Stock as reported by Nasdaq over a period of thirty (30) consecutive trading days (the “Fair Market Value”) ending on the date the Claim becomes a Resolved Claim; provided, however, that if a Claim shall remain unresolved on the six month anniversary of the Closing Date (the “Claims End Date”), Parent shall hold back the amount of Escrowed Stock equal to that number which is equal to the estimated Claim amount set forth in the Claim Notice divided by the Fair Market Value of one share of the Parent Common Stock as of such date (the “Stock Escrow Payment”) and shall promptly issue a certificate for the remaining Escrowed Shares to the Seller.  If a Claim becomes a Resolved Claim after the Claims End Date, the Parent shall be entitled to retain the number of Escrowed Shares the Fair Market Value of which as of the Claims End Date is equal to the amount of the Resolved Claim, and all other Escrowed Shares shall promptly be issued by the Parent to the Seller.

Section 6.5                                      Third Party Claims.  If a claim by a third party is made against any Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article 6, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.  The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom.  So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim.  Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement.  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.  The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article 6 and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

Section 6.6                                      Limitations of Liability

(a)                                  Deductible and Limits on Liability

(i)                                                     No amount shall be payable by an Indemnifying Party to an Indemnified Party with respect to any claims for indemnification pursuant to Section 6.2 (other than Section 6.2(a)(iv)) or 6.7 unless and until the aggregate amount of such claims required to be indemnified by the Indemnifying Party pursuant hereto exceeds twenty-five thousand dollars ($25,000), in which case the Indemnifying Party shall be liable to the Indemnified Party for the  amount of all indemnified claims greater than such amount, subject to the other provisions of this Section 6.6.

(ii)                                                  Subject to the following sentence, in the event the Parent Indemnitees are entitled to indemnification for Losses under Sections 6.2 or 6.7, the aggregate liability of the Seller shall not exceed value of the Escrow Fund (the “Indemnity Cap Amount”).  Indemnification for any Losses with respect to any inaccuracy in or breach of the representations and warranties in Sections 2.13 (Taxes) and 2.18 (Title to Assets) or a breath of the representations or warranties or breach or nonperformance of any of the covenants or agreements incurred by Parent, Seller or any Parent Indemnitee as a result of fraud may exceed the Indemnity Cap Amount and shall first be payable proportionally from the Escrow Fund, but the total liability for all Losses, whether due to fraud or otherwise, shall not exceed an amount equal to the aggregate value of one hundred percent (100%) of the Cash Consideration and the value of the Consideration Shares as of the Closing Date (“Total Transaction Value”).  In the event the Seller Indemnitees are entitled to indemnification for Losses under this Article VI the aggregate liability of the Parent and Buyer shall not exceed Total Transaction Value.

(b)                                 Duty to Mitigate Losses.  Nothing herein shall be deemed to relieve any Indemnified Party hereto from any duty to mitigate any Losses under applicable law.

(c)                                  No Double Recovery.  No Indemnified Party shall be entitled to be indemnified more than once under this Agreement for the same claim.

Section 6.7                                      Indemnification for Taxes

(a)                                  Notwithstanding any provision to the contrary contained in this Agreement, the Seller agrees to indemnify, defend and hold harmless Parent, its Affiliates and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 2.13 (Taxes) of this Agreement to be true and correct as of the Closing Date; (ii) all Taxes imposed on or asserted against the properties, income or operations of the Acquired Business, for which the Seller or any of its Subsidiaries may be liable, for all Pre-Closing Periods; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Seller or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date imposed on the Seller or any of its Subsidiaries as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law; and (iv) all state, local and foreign sales, use or similar Taxes and related losses, claims and expenses resulting from, arising out of, or incurred in connection with, any claim that may be asserted, directly or indirectly, by any taxing authority or by any third party (including any claim for indemnification) based on, attributable to, or resulting from, the maintenance or operation by the Seller, any of its affiliates or customers, of any e-commerce website or related business operations or activities (including the ownership, transportation or handling of any goods, the delivery of any products or services or any other order fulfillment activities).

(b)                                 In the case of any taxable period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Acquired Business for the Pre-Closing Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Seller and its Subsidiaries that relate to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)                                  The aggregate liability of the Seller pursuant to Section 6.7(a)(iv) shall not exceed the Total Transaction Value.

ARTICLE VII

TERMINATION

Section 7.1                                      Termination.  Except as provided in Section 7.2 below, this Agreement may be terminated and the Asset Sale abandoned at any time prior to the Closing:

(a)                                  by mutual consent of the Seller and Parent;

(b)                                 by Parent or the Seller if: (i) the Closing has not occurred before 5:00 p.m. (Central time) on the date that is 20 days following the date hereof (the “End Date”); provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been a cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided, further, that in the event that a party has given notice to the other party pursuant to Section 7.1(c) or (d) of an inaccuracy in the other party’s representations or warranties or breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which inaccuracy or breach is curable as provided in Section 7.1(c) or (d), then the End Date shall be deemed extended for so long as the other party continues to exercise its commercially reasonable efforts to cure such inaccuracy or breach, but in any event no longer than ten (10) business days; (ii) there shall be a final nonappealable Law promulgated or issued by a Governmental Entity court in effect preventing consummation of the Asset Sale; or (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Asset Sale by any Governmental Entity that would make consummation of the Asset Sale illegal;

(c)                                  by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have become untrue in any material respect, provided that Parent shall provide notice to the Seller of such inaccuracy in the Seller’s representations and warranties or breach by the Seller and if such inaccuracy in the Seller’s representations and warranties or breach by the Seller is curable by the Seller within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as the Seller continues to exercise such efforts, Parent may not terminate this Agreement under this Section 7.1(c) unless such breach is not cured within fifteen (15) days (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(c) if it or the Buyer shall have materially breached this Agreement);

(d)                                 by the Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Buyer set forth in this Agreement, or if any material representation or warranty of Parent or Buyer shall have become untrue in any material respect, provided, that the Seller shall provide notice to the Parent of such inaccuracy in Parent’s or Buyer’s representations or warranties or breach by Parent or Buyer and if such inaccuracy or breach is curable by Parent, or Buyer, respectively, within fifteen (15) days through the exercise of its commercially reasonable efforts, then for so long as Parent or Buyer continues to exercise such efforts, the Seller may not terminate this agreement under this Section 7.1(d) unless such breach is not cured within fifteen (15) days (it being understood that the Seller may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have independently materially breached this Agreement); and

(e)                                  by the Seller or Parent by written notice to the other, if the Seller accepts a Superior Acquisition Proposal.

Section 7.2                                      Effect of Termination.  In the event of termination of this Agreement by either the Parent or the Seller as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.2 which shall survive the termination of this Agreement), and there shall be no liability on the part of the Party terminating the Agreement pursuant to Section 7.1, or any of their respective directors, officers, employees or stockholders, to one another.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Fees and Expenses.  Each Party will bear its respective expenses and fees and expenses of its third-party accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement, the due diligence performed with respect thereto and the transactions contemplated hereby (the “Professional Fees”).

Section 8.2             Extension; Waiver.  At any time prior to the Closing Date, the Parties, by action taken by or on behalf of the Boards of Directors of the Seller, Parent or Buyer, may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.3                                      Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

(a)                                  if to the Seller, to it at:

ChannelWave, Inc.

27081 Aliso Creek Road, Suite 100

Aliso Viejo, CA 92656

Attention: President

Fax: (949) 448.4700

with a copy (which shall not constitute notice) to:

Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199

Attention: Matthew C. Dallett

Fax: 617-227-4420

(b)                                 if to either Parent, or Buyer, to it at:

Click Commerce, Inc.

200 E. Randolph St., 52nd Floor

Chicago, IL 60601

Attention: General Counsel

Fax: (312) 482-8557

with a copy (which shall not constitute notice) to:

McDermott, Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

Attention: Mark A. Harris

Fax: (312) 984-3669

or to such other Person or address as any Party shall specify by notice in writing to each of the other parties.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

Section 8.4                                      Entire Agreement.  This Agreement and the other Transaction Documents contain the entire understanding of the Parties with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

Section 8.5                                      Binding Effect; Benefit; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and shall inure to the benefit of the Persons or entities who are intended to be third-party beneficiaries thereof.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of each of the other Parties, except that Buyer may assign and transfer its rights and obligations hereunder to any of its Affiliates and Seller may assign its rights and obligations hereunder in connection with the transfer of substantially all of its business.  Except as provided in the first sentence of this Section 8.5, nothing in this Agreement, expressed or implied, is intended to confer on any Person (including any current or former employees of the Seller), other than the Parties, any rights or remedies.

Section 8.6           Amendment and Modification.  Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the Parties in any and all respects before the Closing Date (notwithstanding any stockholder approval), by action authorized by the respective Boards of Directors of Parent, Buyer and the Seller or, in the case of Parent or Buyer, by the respective officers authorized by their respective Board of Directors; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

Section 8.7             Further Actions.  Each of the Parties agrees that, subject to its legal obligations, it shall use its commercially reasonable efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

Section 8.8             Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.9             Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 8.10           Applicable Law; Waiver of Jury Trial.

(a)           This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to conflict of law principles.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(b).

Section 8.11           Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void,

unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

Section 8.12                                Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.13                                Specific Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(Signature Page Follows)

IN WITNESS WHEREOF, each of Parent, Buyer and Seller have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

CHANNELWAVE, INC.

By	/s/ Rob Hagen
Name: Rob Hagen
Title: Chief Executive Officer

CWV ACQUISITION CORP.

By	/s/ Michael W. Nelson
Name: Michael W. Nelson
Title: Treasurer

CLICK COMMERCE, INC.

By	/s/ Michael W. Nelson
Name: Michael W. Nelson
Title: Treasurer